As filed with the Securities and Exchange Commission on June 17, 1997
                                                       Registration No. 33-51725
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            -------------------------

                           WESTERN DIGITAL CORPORATION
             (Exact name of Registrant as Specified in Its Charter)

                  DELAWARE                                        95-2647125
(State or Other Jurisdiction of                               (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

                            -------------------------

                            8105 IRVINE CENTER DRIVE
                            IRVINE, CALIFORNIA 92618
                                 (714) 932-5000
               (Address, including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                            -------------------------

                           WESTERN DIGITAL CORPORATION
                        1993 EMPLOYEE STOCK PURCHASE PLAN
                              (Full Title of Plan)

                            -------------------------

                              MICHAEL A. CORNELIUS
               VICE PRESIDENT, LAW & ADMINISTRATION AND SECRETARY
                           WESTERN DIGITAL CORPORATION
                            8105 IRVINE CENTER DRIVE
                            IRVINE, CALIFORNIA 92618
                                 (714) 932-5000
 (Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

                            -------------------------

                        CALCULATION OF REGISTRATION FEE*

================================================================================
                                       Proposed     Proposed
                                        Maximum      Maximum
                         Amount        Offering     Aggregate    Amount of
Title of Securities       to be        Price Per    Offering    Registration
 to be Registered      Registered(1)     Share        Price         Fee
--------------------------------------------------------------------------------
  Common Stock,        3,500,000(3)        *            *            *
par value $0.01 per
    share(2)
================================================================================

* Registration fee paid and calculation information provided previously with this Registration Statement on Form S-8, as filed with the Securities and Exchange Commission on December 28, 1993 (Registration No. 33-51725).

(1) Each share of Common Stock includes a right to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock pursuant to the Rights Agreement between Western Digital Corporation and American Stock Transfer and Trust Company, as Rights Agent. Pursuant to Rule 416(a), this Registration Statement also covers shares issued pursuant to antidilution provisions set forth in the Plan. In addition, pursuant to Rule 416(c), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

(2) The par value of Common Stock was reduced from $0.10 per share to $0.01 per share pursuant to shareholder approval at a special meeting of shareholders held on March 11, 1997.

(3) Includes 1,750,000 shares originally registered pursuant to this Registration Statement and 1,750,000 shares registered pursuant to Rule 416(b) in connection with the Company's stock dividend of one share for each share outstanding on May 20, 1997.
================================================================================

                                EXPLANATORY NOTE

         This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 33-51725) of Western Digital Corporation, a Delaware corporation (the "Company"), is filed by the Company pursuant to Rule 416(b) under the Securities Act of 1933, as amended, to reflect the change in the amount of securities registered as a result of the operation of antidilution provisions of the Company's 1993 Employee Stock Purchase Plan (the "Plan") in connection with a stock dividend of one share for each share outstanding on May 20, 1997.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.           PLAN INFORMATION.*

ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

----------
* Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which previously have been filed by the Company with the Securities and Exchange Commission, are incorporated herein by reference and made a part hereof:

         (i) The Company's Annual Report on Form 10-K for the year ended June 29, 1996;

         (ii) The Company's Quarterly Reports on Form 10-Q for the quarters ended September 28, December 28, 1996 and March 29, 1997; and

         (iii) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 (Registration No. 33-54968), including any amendment or report filed for the purpose of updating such description.

         All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Post-Effective Amendment No. 1 to the Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145(a) of the General Corporation Law of the State of Delaware (the "GCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Section 145(b) of the GCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards to those set forth above, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

         Section 145 of the GCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such officer or director and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

         As permitted by Section 102(b)(7) of the GCL the Company's Certificate of Incorporation provides that a director shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. However, such provision does not eliminate or limit the liability of a director for acts or omissions not in good faith or for breaching his or her duty of loyalty, engaging in intentional misconduct or knowingly violating the law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty.

         The Company's Bylaws require that directors and officers be indemnified to the maximum extent permitted by Delaware law.

         The Company may, from time to time, enter into indemnity agreements with each of its directors and officers requiring that the Company pay on behalf of each director and officer party thereto any amount that he or she is or becomes legally obligated to pay because of any claim or claims made against him or her because of any act or omission or neglect or breach of duty including any actual or alleged error or misstatement or misleading statement, which he or she commits or suffers while acting in his or her capacity as a director and/or officer of the Company and solely because of his or her being a director and/or officer. Under the GCL, absent such an indemnity agreement, indemnification of a director or officer is discretionary rather than mandatory (except in the case of a proceeding in which a director or officer is successful on the merits). Consistent with the Company's Bylaw provision on the subject, the indemnity agreements require the Company to make prompt payment of defense and investigation costs and expenses at the request of the director or officer in advance of indemnification, provided that the recipient undertakes to repay the amounts if it is ultimately determined that he or she is not entitled to indemnification for such expense and provided further that such advance shall not be made if it is determined that the director or officer acted in bad faith or deliberately breached his or her duty to the Company or its stockholders and, as a result, it is more likely than not that it will ultimately be determined that he or she is not entitled to indemnification under the terms of the indemnity agreement. The indemnity agreements make the advance of litigation expenses mandatory absent a special determination to the contrary, whereas under the GCL absent such an indemnity agreement, such advance would be discretionary. Under the indemnity agreement, the Company would not be required to pay or reimburse the director or officer for his or her expenses in seeking indemnification recovery against the Company. By the terms of the indemnity agreement, its benefits are not available if the director or officer has other indemnification or insurance coverage for the subject claim or, with respect to the matters giving rise to the claim, (i) received a personal benefit, (ii) violated Section 16(b) of the Securities Exchange Act of 1934 or analogous provisions of law, or (iii) committed certain acts of dishonesty. Absent the indemnity agreement, indemnification that might be made available to directors and officers could be changed by amendments to the Company's Certificate of Incorporation or Bylaws.

         The Company has a policy of directors' liability insurance which insures the directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.           EXHIBITS.

Exhibit No.   Description
-----------   -----------
   3.1        Amended and Restated Certificate of Incorporation of the Company*

   3.2        Bylaws of the Company*

   5          Opinion of Gibson, Dunn & Crutcher LLP**

  23.1        Consent of KPMG Peat Marwick LLP, independent auditors

  23.2        Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5)**

  24          Power of Attorney (contained on signature page)**

----------
* Incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended March 29, 1997, as filed with the Securities and Exchange Commission on May 9, 1997.

** Previously filed with this Registration Statement on December 28, 1993.

ITEM 9.           UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on June 17, 1997.

                                        WESTERN DIGITAL CORPORATION

                                        By: /s/ CHARLES A. HAGGERTY
                                            ------------------------------------
                                            Charles A. Haggerty
                                            Chairman of the Board, President and
                                            Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                        TITLE                                         DATE
---------                                        -----                                         ----


/s/ CHARLES A. HAGGERTY                          Chairman of the Board, President              June 17, 1997
----------------------------------------         and Chief Executive Officer
Charles A. Haggerty                              (Principal Executive Officer)

/s/ DUSTON M. WILLIAMS
----------------------------------------         Senior Vice President                         June 17, 1997
Duston M. Williams                               and Chief Financial Officer
                                                 (Principal Financial and Accounting
                                                 Officer)


----------------------------------------         Director
James A. Abrahamson


----------------------------------------         Director
Peter D. Behrendt


                    *                            Director                                      June 17, 1997
---------------------------------------
I.M. Booth



                   *                             Director                                      June 17, 1997
---------------------------------------
Irwin Federman


---------------------------------------          Director
Andre R. Horn


                   *                             Director                                      June 17, 1997
---------------------------------------
Anne O. Krueger


                   *                             Director                                      June 17, 1997
---------------------------------------
Thomas E. Pardun


*By: /s/ CHARLES A. HAGGERTY                                                                   June 17, 1997
    -----------------------------------
    Charles A. Haggerty
    Attorney-in-Fact

Manually signed powers of attorney authorizing Charles A. Haggerty to sign any or all amendments or post-effective amendments to this Registration Statement as attorneys-in-fact for certain directors and officers of the issuer were contained on the signature page of this Registration Statement previously filed on December 28, 1993.

                               INDEX TO EXHIBITS


Exhibit No.   Description
-----------   -----------
   3.1        Amended and Restated Certificate of Incorporation of the Company*

   3.2        Bylaws of the Company*

   5          Opinion of Gibson, Dunn & Crutcher LLP**

  23.1        Consent of KPMG Peat Marwick LLP, independent auditors

  23.2        Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5)**

  24          Power of Attorney (contained on signature page)**

----------
* Incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended March 29, 1997, as filed with the Securities and Exchange Commission on May 9, 1997.

** Previously filed with this Registration Statement on December 28, 1993.